UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VCG HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VCG Holding Corp.

390 Union Boulevard, Suite 540

Lakewood, CO 80228

(303) 934-2424

May     , 2007

Dear Shareholder:

It is my pleasure to invite you to VCG Holding Corp.’s 2007 annual meeting of shareholders.

We will hold the meeting on             , June     , 2007 at 10:00 a.m. local time at VCG Holding Corp.’s offices located at 390 Union Boulevard, Suite 540, Lakewood, CO 80228. In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, and provides information about our company. We urge you to read this information carefully and in its entirety.

Please note that only shareholders of record at the close of business on                     , 2007 may vote at the meeting. Your vote is important. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Very truly yours,

VCG HOLDING CORP.

By:	/s/ Troy H. Lowrie
Chairman of the Board of Directors

VCG HOLDING CORP.

Notice of 2007 Annual Meeting of Shareholders

To the shareholders of VCG Holding Corp.:

NOTICE IS HEREBY GIVEN that the 2007 annual meeting of shareholders of VCG Holding Corp. will be held on             , June     , 2007 at 10:00 a.m. local time at VCG Holding Corp.’s offices located at 390 Union Boulevard, Suite 540, Lakewood, CO 80228, for the following purposes, as further described in the accompanying proxy statement:

1. Elect directors, each to serve such term as set forth herein or until his successor has been duly elected and qualified;

2. Ratify the appointment of Causey Demgen & Moore, Inc. as our independent certified public accountants;

3. Ratification of our February 2, 2007 private placement in which we issued 3,000,000 shares of our common stock at a price below the then market value of our common stock representing more than 20% of our outstanding shares of common stock; and

4. Transact any other business that may properly be presented at the annual meeting or any adjournment thereof.

If you were a shareholder of record at the close of business on             , 2007, you may vote at the annual meeting. A complete list of these shareholders will be open for the examination of any shareholder of record at our principal executive offices located at 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228 for proper purposes, during ordinary business hours, for a period of ten days prior to the annual meeting. The list will also be available for the examination of any shareholder of record present at the annual meeting. The annual meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By order of the Board of Directors,

/s/ Mary E. Bowles-Cook
Secretary

Lakewood, Colorado

May     , 2007

-i-

(continued)

-ii-

VCG Holding Corp.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE     , 2007

The board of directors of VCG Holding Corp., a Colorado corporation, also referred to herein as “VCG,” is soliciting proxies to be used at our annual meeting of shareholders to be held at 10:00 a.m. on June     , 2007, at VCG’s principal executive offices located at 390 Union Boulevard, Suite 540, Lakewood, CO 80228. This proxy statement contains important information regarding VCG’s annual meeting, the proposals on which you are being asked to vote, and information you may find useful in determining how to vote and voting procedures.

Information About the Annual Meeting and Voting

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the board of directors of VCG is soliciting your proxy vote at the 2007 annual meeting of shareholders. This proxy statement summarizes information on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is eligible to attend the annual meeting and vote?

We will be sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about                     , 2007 to all shareholders who owned our common stock at the close of business on                     , 2007, which date is also referred to as the “record date.”

How many votes do I have?

Shareholders who owned our common stock at the close of business on                     , 2007 are entitled to one vote for each share of common stock they held on that date in all matters properly brought before the annual meeting. On March 16, 2007, we had 16,867,613 shares of common stock issued and outstanding.

What proposals will be addressed at the annual meeting?

We will address the following proposals at the annual meeting:

1.	Election of directors, each to serve such term as set forth herein or until his successor has been duly elected and qualified;

2.	Ratification of the appointment of Causey Demgen & Moore, Inc. as our independent certified public accountants;

3.	Ratification of our February 2, 2007 private placement in which we issued 3,000,000 shares of our common stock at a price below the then market value of our common stock representing more than 20% of our outstanding shares of common stock; and

4.	Transaction of any other business that may properly be presented at the annual meeting or any adjournment thereof.

Why would the annual meeting be postponed?

The annual meeting will be postponed if a quorum is not present on the date of the annual meeting. One third of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for the action on the matter. If a quorum is not present, the annual meeting may be postponed to a later date when a quorum is obtained.

For purposes of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the annual meeting.

How do I vote in person?

If you plan to attend on the date of the annual meeting, or at a later date if it is postponed, and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our board of directors as follows:

•	“For” the election of directors;

•	“For” the ratification of Causey Demgen & Moore, Inc.; and

•	“For” the ratification of our February 2, 2007 private placement.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date.

•

You may notify us in writing (by you or your attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the annual meeting, that you are revoking your proxy.

•	You may vote in person at the annual meeting.

Where are VCG’s principal executive offices?

Our principal executive offices are located at 390 Union Boulevard, Suite 540, Lakewood, CO 80228. Our telephone number is (303) 934-2424.

What vote is required to approve each proposal?

Proposal 1: Election of directors

A plurality of the eligible votes cast is required to elect director nominees. A nominee receives a plurality of votes if he receives more votes than any other nominee for the same director’s seat. Shareholders are not permitted to use cumulative voting in the election of directors. In the event that no other nominations for directors are received, the director nominees will be elected upon receiving one or more votes. So, if you do not vote for the nominee, or you indicate “withhold authority to vote” for the nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: Ratification of the independent accountants

Proposal 2 will be approved if the votes cast favoring Proposal 2 exceed the votes cast against it at the annual meeting at which a quorum is present and voting, in person or by proxy.

Proposal 3: Ratification of our February 2, 2007 private placement in which we issued 3,000,000 shares of our common at a price below the then market value of our common stock representing more than 20% of our outstanding shares of common stock

Proposal 3 will be approved if the votes cast favoring Proposal 3 exceed the votes cast against it at the annual meeting at which a quorum is present and voting, in person or by proxy.

Are there any dissenters’ rights of appraisal?

Our board of directors has not proposed any action for which the laws of the State of Colorado, or our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain payment for shares.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. We estimate that the costs associated with solicitations of the proxies requested by this proxy statement will be approximately $10,000.

How can I obtain additional information regarding VCG?

Copies of our 2006 annual report on Form 10-KSB filed with the Securities and Exchange Commission, also referred to herein as the “SEC,” on April 3, 2007 are being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the annual report will be provided upon written request and payment of an appropriate processing fee. All written requests should be directed to: Donald W. Prosser, VCG Holding Corp., 390 Union Boulevard, Suite 540, Lakewood, CO 80228.

We are subject to the informational requirements of the Securities Exchange Act of 1934, also referred to herein as the “Exchange Act,” which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including VCG, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.

Information about Our Voting Securities and Principal Holders Thereof

Our voting securities and determination of beneficial ownership

Our common stock constitutes our only voting securities. As of March 16, 2007, we had 16,867,613 shares of common stock issued and outstanding.

Shareholders owning at least 5% of VCG’s common stock

The following table shows, as of March 16, 2007 and to the best of our knowledge, all persons we know to be beneficial owners of more than 5% of our common stock.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership	Percent of common stock outstanding
Troy H. Lowrie(2) 390 Union Boulevard, Suite 540 Lakewood, CO 80228	4,980,367	29.53%

Lowrie Management, LLLP 1601 West Evans, Suite 200 Denver, CO 80223	4,352,767	25.81%

Jeffrey L. Feinberg(3) c/o JLF Asset Management, L.L.C. 2775 Via de la Valle, Suite 204 Del Mar, CA 92014	1,648,120	9.77%

(1)

Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. As to each person or entity named as beneficial owners, such person’s or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date of determination have been exercised or converted, as the case may be.

(2)

Includes (i) 4,352,767 shares beneficially owned by Lowrie Management, LLLP, by virtue of Mr. Lowrie’s ownership and control of Lowrie Management, and (ii) 627,600 shares owned by Mr. Lowrie over which Mr. Lowrie has sole voting and dispositive power.

(3)

The securities reported are held in the accounts of private investment vehicles over which Mr. Feinberg has investment discretion by virtue of his positions in the general partner or investment manager, as applicable, of said entities. Mr. Feinberg disclaims beneficial ownership over the securities reported except to the extent of his pecuniary interest therein.

Stock ownership of our directors and executive officers

The following table sets forth as of March 16, 2007 the beneficial ownership of our common stock by each of our directors and executive officers and all of our directors and executive officers as a group. As of March 16, 2007, our present directors and executive officers, as a group of nine persons, own beneficially 5,510,850 shares (a beneficial ownership of 32.67%) of our common stock.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of common stock outstanding
Troy H. Lowrie	4,980,367	(2)	29.53%
Micheal L. Ocello	213,200	(3)	1.26%
Mary E. Bowles-Cook	18,033		*
Donald W. Prosser	152,750		*
Robert J. McGraw, Jr.	55,000	(4)	*
Rand E. Kruger	15,000		*
Allan S. Rubin	12,500		*
Edward M. Bearman	32,000		*
Martin A. Grusin	32,000		*
All executive officers and directors (as a group)	5,510,850		32.67%

*	Indicates less than 1%.
(1)

Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. As to each person or entity named as beneficial owners, such person’s or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date of determination have been exercised or converted, as the case may be.

(2)

Includes (i) 4,352,767 shares beneficially owned by Lowrie Management, by virtue of Mr. Lowrie’s ownership and control of Lowrie Management, and (ii) 627,600 shares owned by Mr. Lowrie over which Mr. Lowrie has sole voting and dispositive power.

(3)

Includes (i) 188,000 shares of common stock owned by LTD Investment Group, LLC, of which Mr. Ocello is the managing member, (ii) 100 shares of common stock owned by Mr. Ocello’s spouse, and (iii) 100 shares of common stock owned by Mr. Ocello’s daughter.

(4)	Includes 3,000 shares held in Mr. McGraw’s SEP and 2,000 shares held in Mr. McGraw’s spouse’s SEP.

Interest of our officers and directors in the matters to be acted upon

All director nominees have an interest in the outcome of Proposal 1 (election of directors). To the best of our knowledge, no director or officer has an interest, direct or indirect, in any of the other matters to be acted upon at our annual 2007 meeting.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of VCG’s equity securities with the SEC. Officers, directors, and greater than 10% shareholders are required by the SEC’s rules and regulations to furnish us with copies of all Section 16(a) forms that they file.

We believe that our officers and directors, and persons who own more than 10% of a registered class of our equity securities complied with all Section 16(a) filing requirements during our 2006 fiscal year. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5, and amendments thereto, provided to us and written representations of our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities.

Information about Our Directors and Executive Officers

Identity and background of our directors and executive officers

The following table sets forth certain information about our directors and executive officers presented as of December 31, 2006.

Name	Age	Position
Troy H. Lowrie(1)	41	Chairman of the board of directors and chief executive officer
Micheal L. Ocello(1)	47	Director and president
Donald W. Prosser(1)	55	Chief financial and accounting officer, and treasurer
Mary E. Bowles-Cook	53	Secretary
Robert J. McGraw, Jr.(2),(3),(5)	52	Director
Rand E. Kruger(2),(3),(4),(5)	56	Director
Allan S. Rubin(3),(4),(5)	40	Director
Edward M. Bearman(4),(5)	42	Director
Martin A. Grusin(2),(5)	62	Director

(1)	Member of the executive committee.
(2)	Member of the audit committee.
(3)	Member of the compensation committee.
(4)	Member of the nominating committee.
(5)	Independent director.

Before our 2007 annual meeting, our directors were elected to hold office until the next annual meeting of shareholders or until their respective successors had been elected and qualified. In May 2007 at the planned meeting, our board of directors has on its agenda to amend our bylaws to divide the directors into three classes, one of which includes three directors and two of which include two directors. Starting with our 2008 annual meeting of our shareholders, the director nominees in each class up for election will be elected for three years and serve for such term until re-elected or the election and qualification of their successors. However, in the election of directors at our 2007 annual meeting and in order to create a staggered board, two directors will be elected for a term of one year to serve until our 2008 annual meeting of shareholders or until their respective successors have been elected and qualified, two directors will be elected for a term of two years to serve until our 2009 annual meeting of shareholders or until their respective successors have been elected and qualified, and three directors will be elected for a term of three years to serve until our 2010 annual meeting of shareholders or until their respective successors have been elected and qualified. Our officers serve at the pleasure of our board of directors until their resignation, termination or death. There are no family relationships among any of our executive officers or directors.

Provided below are descriptions of the backgrounds of our executive officers and directors and their principal occupations for the past five years:

Troy H. Lowrie has been the chairman of our board of directors since April, 2002 and chief executive officer since November 2002. Mr. Lowrie has been president of Lowrie Investment Management Inc., the general partner of Lowrie Management, a Colorado limited liability limited partnership, which owns and operates adult entertainment nightclubs, since 1996. Mr. Lowrie was the owner and president of International Entertainment Consultants, Inc., also referred to herein as “IEC,” a company engaged in the business of managing adult entertainment nightclubs, from 1982 to October 2003, when VCG acquired IEC. Mr. Lowrie has served as president of two other publicly traded companies: from 1992 to 1996, Western Country Clubs, Inc., a public company specializing in large country and western bars with live music; and from 1996 to 1998, New Millennium Media, Inc., a public company which sells rotating print advertising equipment and full movement video billboards. Mr. Lowrie has a M.A in finance from the University of Denver (1988) and a B.A. in business from Fort Lewis College (1986).

Micheal L. Ocello has been our president and a director since April 2002. Mr. Ocello has been employed by IEC since 1982 and is currently president and national director of operations of IEC. Mr. Ocello attended the U.S. Military Academy at West Point from 1979 to 1981 and attended the University of Missouri-Kansas City from 1977 to 1978.

Donald W. Prosser has been our chief financial officer since November 2002, and our treasurer since 2003. He served as one of our directors from 2001 until June 2005. Mr. Prosser was an owner and operator of a nightclub in Denver, Colorado from 1994 to 1999, when VCG acquired that nightclub. Mr. Prosser has served as chief financial officer and director of three other publicly traded companies: from 1997 to 1999, Chartwell International, Inc., a publisher of high school athletic information and recruiting services; from 1999 to 2000, Anything Internet Corporation, a computer equipment and internet services provider; and from 2001 to 2002, NetCommerce, Inc., an Internet services provider. Mr. Prosser has a M.A. in taxation (1975) and a B.A. in accounting and history from Western State College of Colorado (1973). He is a certified public accountant licensed in Colorado (active).

Mary E. Bowles-Cook has been our corporate secretary since April 2002. She is the office manager of our subsidiary IEC. Ms. Bowles-Cook was office manager of Titello & Associates, Inc., a bookkeeping firm in Denver, Colorado, from 1985 to September 2002. She has a B.A. in business administration and management from Regis University (1999) and an associate degree in business administration from Arapahoe Community College (1996).

Robert J. McGraw, Jr. has been a director of VCG since November 2002. Mr. McGraw is president of McGraw and McGraw CPA PC of Westminster, Colorado, a firm which specializes in accounting and bookkeeping for restaurants, lounges and small businesses. Mr. McGraw has a B.A. in accounting from the Western State College of Colorado (1977). Mr. McGraw is a certified public accountant currently licensed in the state of Colorado and is a member of the American Institute of Certified Public Accountants and Colorado Society of Certified Public Accountants.

Rand E. Kruger has been a director of VCG since November 2002. Mr. Kruger is a founding and managing partner of the law firm Kruger, Schwartz & Morreau in Louisville, Kentucky, established in 1989. His primary areas of practice include commercial real estate and business transactions. Mr. Kruger has a B.A. in public affairs from The George Washington University (1972) and a Juris Doctor degree from the University of Louisville (1975).

Allan S. Rubin has been a director of VCG since November 2002. Mr. Rubin is the managing member of the law firm Draper, Rubin & Shulman, P.C. His practice is primarily devoted to the representation of matters involving free speech, constitutional law, and complex corporate litigation, both civil and criminal. Mr. Rubin has a B.A. in criminal justice from Michigan State University (1988) and a Juris Doctor degree from the Thomas M. Cooley Law School in Lansing, Michigan (1990, cum laude).

Edward M. Bearman has been a director of VCG since February 2004. Mr. Bearman has been practicing law since 1997: since August 2003, in his own private law practice, and from 1997 to August 2003, at the law offices of Bearman & Bearman. Mr. Bearman has a B.A. in English from the University of Colorado (1986) and a Juris Doctor degree from the University of Denver College of Law (1990). Mr. Bearman filed for Chapter 7 personal bankruptcy in June 2002 which was discharged in December 2002.

Martin A. Grusin has been a director of VCG since July 2005. Mr. Grusin has been practicing law since 1973, currently in the JG Law Firm. In addition to the active practice of law Mr. Grusin has served as: an officer, general counsel and director of Aqua Glass Corporation; president and chief executive officer, and director of United American Bank, Memphis, Tennessee; and its holding company W.B.T. Holding Company; a director of Regions Bank of Memphis, a company that acquired United American Bank; an associate professor at the University of Arkansas and the University of Memphis; and as general counsel and director of Davis Cartage

Company of Corunna, Michigan, a regional general commodities truck line that services industries in central Michigan and the surrounding states. Mr. Grusin received a B.S. degree from the University of Memphis, a Juris Doctor degree from Memphis State University School of Law (1972) and a LL.M. from the University of Miami School of Law (1973).

There are no material proceedings to which any director, executive officer or affiliate of VCG, any owner of record or beneficially of more than 5% of any class of voting securities of VCG, or security holder is a party adverse to VCG or has a material interest adverse to VCG.

Other than as described in the biographical information above about our directors and executive officer and to the best of our knowledge, none of the following events has occurred during the past five years that are material to an evaluation of the ability or integrity of any director, director nominee, executive officer, promoter or control person of VCG: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Corporate governance

Our board of directors oversees the business and affairs of VCG and monitors the performance of our management. The board of directors held eight meetings during the fiscal year ended December 31, 2006. All directors attended 95% or more of the board meetings during our 2006 fiscal year. Currently, our board of directors has seven members: Troy H. Lowrie (chairman), Micheal L. Ocello, Robert J. McGraw, Jr., Rand E. Kruger, Allan S. Rubin, Edward M. Bearman and Martin A. Grusin.

Our policy regarding directors’ attendance at our annual meetings of shareholders is that all directors are expected to attend, absent extenuating circumstances. All members of our board of directors attended VCG’s 2006 annual meeting of shareholders.

Director Independence

Our board of directors has determined that a majority of our directors and all current members of the audit, compensation and nominating committees are “independent” for purposes of Section 121 of the American Stock Exchange, also referred to herein as “AMEX,” Company Guide, and that the members of the audit committee are also “independent” for purposes of Section 10A-3 of the Securities Exchange Act of 1934 and Section 803 of the AMEX Company Guide. The board of directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. The independent directors are Robert J. McGraw, Jr., Rand E. Kruger, Allan S. Rubin, Edward M. Bearman and Martin A. Grusin.

In addition to the transactions disclosed herein under the caption “Transactions with Related Persons,” our board of directors also considered the transactions described below between us and some of our directors and determined that such relationships did not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During 2006, we paid Mr. Rubin $1,882 for legal services, we paid Mr. Kruger $4,200 for legal services and we paid a company owned by Mr. McGraw $3,247 for 1099 forms and use of income tax software.

Committees of our board of directors

Our board of directors has designated four standing committees: the audit committee, the compensation committee, the executive committee and the nominating committee.

Audit committee. Our board of directors established a separate audit committee in 2003. The audit committee’s primary responsibilities are to monitor our financial reporting process and internal control system, to monitor the audit processes of our independent auditors, and internal financial management, and to provide an open avenue of communication among our independent auditors, financial and senior management and the board of directors. The audit committee is governed by a charter. The committee reviews the charter annually and updates it as appropriate. We provided a copy of the audit committee charter to our shareholders in satisfaction of the requirement of Instruction 2 to Item 407 of Regulation S-B under the Securities Act of 1933, as amended, also referred to herein as the Securities Act, and the Exchange Act in our proxy statement for our 2005 annual meeting. Our audit committee met five times during the 2006 fiscal year. The audit committee currently consists of the following directors: Robert J. McGraw, Jr. (chairman), Rand E. Kruger and Martin A. Grusin, each of who is a non-employee member of our board of directors. We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the AMEX and SEC rules. The board of directors has determined that Mr. McGraw is an “audit committee financial expert” as this term is defined under Item 407(d)(5) of Regulation S-B under the Securities Act and the Exchange Act.

Compensation committee. Our board of directors established compensation committee in 2003. The committee administers our incentive plans, sets policies that govern our executive officers’ annual compensation and long-term incentives, and reviews management performance, compensation, development and succession. The compensation committee met two times during our 2006 fiscal year to review, among other things, compensation for our officers and directors and the compensation to be paid for the loans, evidenced by promissory notes, from our chief executive officer and chairman of the board, Troy H. Lowrie. The committee determines compensation on an annual basis to our executive officers and directors, including option plans and grants. The committee reviews any related party transactions and make recommendations to the board of directors on the fairness of the transactions. During the process of its review of compensation, the committee meets with the executive committee for input. To date, the committee has not engaged outside consultants in the process but is considering retaining a consultant to review the grant of options. The compensation committee is governed by a charter. The committee reviews the charter annually and updates it as appropriate. A copy of the current compensation committee charter is attached as Appendix A to this proxy statement. The compensation committee consists of the following directors: Edward M. Bearman, Robert J. McGraw, Jr. and Allan S. Rubin (chairman). We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the AMEX and SEC rules.

Executive committee. Our board of directors established an executive committee in 2003. Pursuant to our bylaws, when our board of directors is not in session, our executive committee has and may exercise all of the authority of the board of directors except to the extent, if any, that authority is limited by the resolution appointing the executive committee and except also that the executive committee does not have the authority to authorize distributions, fill vacancies on the board of directors, authorize reacquisition of shares, authorize and determine rights for shares, amend the articles of incorporation, adopt plans of merger or share exchange, recommend to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of VCG’s business, recommend to the shareholders a voluntary dissolution of VCG, or amending our bylaws. Despite its powers under our bylaws, the executive committee submits its decisions and proposals to the full board of directors for approval and ratification. The executive committee met approximately 15 times during our 2006 fiscal year. The members of the executive committee are Troy H. Lowrie, Micheal L. Ocello and Donald W. Prosser.

Nominating committee. Our board of directors established a nominating committee in 2003. The committee identifies candidates for future board membership and proposes criteria for director candidates and candidates to fill board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The committee annually assesses and reports to our board of directors on board and board committee performance and effectiveness, reviews and makes recommendations to the board concerning the composition, size and structure of the board and its committees, and annually reviews and reports to the board on director compensation and benefits matters. The committee is governed by a charter. We provided a copy of the audit committee charter to our shareholders in satisfaction of the requirement of Instruction 2 to Item 407 of Regulation S-B under the Securities Act and the Exchange Act in our proxy statement for our 2005 annual meeting. The nominating committee met one time during our 2006 fiscal year. The members of the nominating committee are Rand E. Kruger (Chairman), Allan S. Rubin and Edward M. Bearman, each of who is an independent director.

Process for nomination of directors and qualifications of director nominees

Shareholders meeting the requirements set forth below who want to recommend a director candidate may do so in accordance with our bylaws and the following procedures established by our nominating committee. We will consider all director candidates recommended to the nominating committee by shareholders owning at least 5% of our outstanding shares of common stock at all times during the year preceding the date on which the recommendation is made that meet the qualifications for becoming a director established by our board of directors. To make a nomination for director for election at an annual meeting, a shareholder must submit a written nomination solicitation notice to our nominating committee at our principal executive offices not less than 120 days before the one year anniversary date of when our proxy statement for our previous annual meeting was mailed to shareholders, or such other deadline that may be announced by our board of directors. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or our nominating committee:

•	the name and address, as they appear on our books, of the shareholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the shareholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting in question and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•

a complete biography of the director nominee, including full employment history, as well as consents to permit us to complete any due diligence investigations to confirm the director nominee’s background, as we believe to be appropriate;

•	the disclosure of all special interests and all political and organizational affiliations of the director nominee;

•

a signed, written statement from the director nominee as to why the director nominee wants to serve on our board of directors, and why the director nominee believes that he or she is qualified to serve;

•

a description of all arrangements or understandings between or among any of the shareholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each director nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

•

such other information regarding each director nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules should the nominee be nominated by our board of directors; and

•	the signed consent of each director nominee to serve as a director if so elected.

In addition to shareholder recommendations, our nominating committee receives director candidates for consideration for nomination to the board of directors from other sources. Our nominating committee has not established a formal process for identifying and evaluating nominees due to the committee’s desire to approach the nominations process according to the composition of our board of directors at the time. Board members and management periodically suggest possible candidates. The nominating committee may engage, but never has, a third party to assist in identifying potential candidates. In 2006, our nominating committee did not receive any candidate suggestions from beneficial owners of more than 5% of our common stock, other than Troy H. Lowrie, our chairman of the board and chief executive officer.

Our nominating committee does not have any specific criteria that it believes nominees for election as directors must meet. In considering director candidates, our nominating committee will consider such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Generally, the qualifications we seek in a director candidate include: being an individual of the highest professional and personal ethics and values; having broad experiences at the policy-making level obtained from prior experience in business, government, education, technology or public interest; having the ability to provide insights and practical wisdom based on the individual’s experience and expertise; being committed to enhancing shareholder value; having sufficient time to effectively carry out duties as a director; and being independent. Each director nominee is evaluated in the context of the qualifications of the members of our full board of directors as a whole, with the objective of establishing a board that can best perpetuate our success and represent shareholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complementary to the skills and experience of the other members of our board of directors. Our nominating committee will evaluate each director nominee in light of these criteria through reviews of biographical and other information, input from others, including members of our board of directors and our executive officers, and personal discussions with the director nominee when warranted by the results of these other assessments. The committee will evaluate any director nominee recommended by our shareholders under the same process. In determining whether to recommend to the board of directors the nomination of a director nominee who is a member of our board of directors, the nominating committee will review the board performance of such director nominee and solicit feedback about the director nomine from other directors.

For our 2007 annual meeting, Troy H. Lowrie, Micheal L. Ocello, Robert J. McGraw, Jr., Rand E. Kruger, Allan S. Rubin, Edward M. Bearman, and Martin A. Grusin are nominated for re-election to our board of directors. Each of the director nominees is currently serving on our board of directors and our management recommended their re-election.

Code of Ethics

We have adopted a code of ethics within the meaning of Item 406(b) of Regulation S-B under the Securities Act and the Exchange Act. The code of ethics applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

The code of ethics is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code of ethics to an appropriate person or persons identified in the code of ethics; and

•	Accountability for adherence to the code of ethics.

We undertake to provide a copy of the code of ethics to any person, at no charge, upon a written request. All written requests should be directed to: Mary E. Bowles-Cook, VCG Holding Corp., Corporate Secretary, 390 Union Boulevard, Suite 540, Lakewood, CO 80228.

Shareholder communications with our board of directors

Our board of directors desires to foster open communications with VCG’s shareholders regarding issues with a legitimate business purpose affecting VCG. Each director is willing to accept correspondence. Communications from shareholders should be in the form of written correspondence and sent via registered mail or overnight delivery to our corporate offices at 390 Union Boulevard, Suite 540, Lakewood, CO 80228, Attention: Corporate Secretary. Electronic submissions of shareholder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the shareholder’s stock or other holdings in VCG. The corporate secretary shall pass on any such communication, other than a solicitation for a product or service or a request for copies of reports filed with the SEC, to the appropriate director. Any shareholder correspondence addressed generically to the board of directors will be forwarded to the chairman of the board.

Audit Committee Report

The audit committee has furnished the following report detailing its policies and responsibilities relating to the auditing of VCG’s consolidated financial statements for the fiscal year ended December 31, 2006. The information contained in this report is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any of VCG’s future statements or reports filed with the SEC under the Securities Act or the Exchange Act, even if this proxy statement is incorporated into any such statements or reports, except to the extent that the company specifically incorporates this information by reference into such filing.

The current members of the audit committee are Robert J. McGraw, Jr., Rand E. Kruger and Martin A. Grusin, each of who is a non-employee member of VCG’s board of directors and meets the independence standard under the AMEX and SEC rules. Mr. McGraw is the chairman of the committee and he qualifies as an audit committee financial expert as defined under SEC rules. VCG’s board of directors has adopted a written charter for the audit committee. VCG provided a copy of the audit committee charter to its shareholders in satisfaction of the requirement of Instruction 2 to Item 407 of Regulation S-B under the Securities Act and the Exchange Act in its proxy statement for its 2005 annual meeting.

Subsequent to the close of the 2006 fiscal year, the audit committee performed the following functions:

•	reviewed and discussed VCG’s 2006 audited financial statements with management;

•

discussed with VCG’s independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards) (AICPA, Professional Standards, Vol. 1, AU section 380). SAS 61 requires independent accountants to communicate certain matters related to the scope and conduct of an audit, including the adequacy of staffing and compensation, to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements in addition to discussing the adequacy and effectiveness of the accounting and financial controls (including VCG’s system to monitor and manage business risk) and legal and ethical compliance programs;

•

received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed the independent accountant’s independence from VCG’s management and from us; and

•

based on the review and discussions above with management and the independent accountants concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the audit committee by the independent accountants under generally accepted auditing standards, the audit committee recommended to the board of directors that the audited financial statements be included in VCG’s annual report on Form 10-KSB for the most recent fiscal year for filing with the SEC.

All members of the audit committee concur in this report:

Robert J. McGraw, Jr.

Rand E. Kruger

Martin A. Grusin

Compensation of Our Executive Officers and Directors

Summary compensation table

The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2006 and 2005, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2006, our principal executive officer and our two most highly compensated executive officers serving as such as of December 31, 2006 whose compensation was in excess of $100,000, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers as of December 31, 2006. We also refer to these individuals herein as our “named executive officers.”

Name and principal position	Year	Salary ($)		Bonus ($)(a)	Stock awards (b)($)		Option awards (b)($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualifying deferred compensation earnings ($)	All other compensation ($)		Total ($)
Troy H. Lowrie Chief executive officer	2006 2005	-0- -0-	(c) (c)	-0- -0-	17,100 15,000	(d) (e)	-0- -0-	-0- -0-	-0- -0-	-0- 17,000	(f)	17,100 32,000

Micheal L. Ocello President	2006 2005	180,000 180,000		1,500 1,500	17,100 15,000	(d) (e)	-0- -0-	-0- -0-	-0- -0-	-0- -0-		198,600 196,500

Donald W. Prosser Chief financial officer and treasurer	2006 2005	100,000 120,000		1,500 800	31,000 5,000	(g) (h)	-0- -0-	-0- -0-	-0- -0-	-0- -0-		132,500 125,800

(a)	Unless otherwise indicated, bonuses shown were paid in the fiscal year following the year in which services were provided.
(b)	Please refer to note 2 to our consolidated financial statements in our annual report on Form 10-KSB for our 2006 fiscal year for a discussion of the valuation of stock awards and option awards.
(c)	Mr. Lowrie did not receive any cash compensation to serve as chief executive officer in 2006 or 2005.
(d)

Consists of an award of 15,000 shares of our common stock as a retainer for services on our board of directors. The fair market value of each share at the time of grant was $1.14, the closing market price on that date.

(e)

Consists of an award of 10,000 shares of our common stock as a retainer for services on our board of directors. The fair market value of each share at the time of grant was $1.50, the closing market price on that date.

(f)	Consists of long-term care insurance premiums we paid on behalf of Mr. Lowrie.
(g)

Consists of (i) an award of 10,000 shares of our common stock in consideration for Mr. Prosser’s service on the executive committee of our board of directors, valued at $1.10 per share, the closing market price of each share at the time of grant, and (ii) an award of 20,000 shares of our common stock in lieu of $20,000 in salary, valued at $1.00 per share, the closing market price of each share at the time of grant.

(h)

Consists of an award of 3,333 shares of our common stock as a retainer for services on our board of directors. The fair market value of each share at the time of grant was $1.50, the closing market price on that date.

Employment contracts and termination of employment and change-in-control arrangements

We currently do not have any employment contracts or termination of employment and change-in-control arrangements with our named executive officers.

Securities authorized for issuance under equity compensation plans

The following table sets forth, as of December 31, 2006, information with respect to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-0-	-0-	1,150,001	(1)
Equity compensation plans not approved by security holders	-0-	-0-	13,710	(2)

	-0-	-0-	1,163,711

(1)

We adopted a 2002 Stock Option and Stock Bonus Plan which was approved by shareholders on July 22, 2002 and reserved 700,000 shares of common stock for issuance under the plan. In addition, we adopted a 2004 Stock Option and Appreciation Rights Plan which was approved by shareholders on July 29, 2005 and reserved 1,000,000 shares of common stock for issuance under the plan. Shares of common stock may be issued either: (i) upon the exercise of stock options granted under the plans; or (ii) as stock bonuses granted under the plans. Pursuant to the plans, if there is any change in the number of shares of common stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of common stock available for options and the number of such shares covered by outstanding options, and the exercise price per share of the outstanding options, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of common stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. We have not made any awards under the 2004 plan.

(2)

We adopted a 2003 Stock Option and Stock Bonus Plan and reserved 250,000 shares of common stock for issuance under the plan. These shares have been registered under the 1933 Act pursuant to a registration statement on Form S-8.

Compensation of directors

The table below sets forth the compensation we paid to our non-employee directors during our 2006 fiscal year.

Name	Fees earned or paid in cash ($)	Stock awards ($)		Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Robert J. McGraw, Jr.	-0-	22,800	(a)	-0-	-0-	-0-	-0-	22,800

Rand E. Kruger	-0-	17,100	(b)	-0-	-0-	-0-	-0-	17,100

Allan S. Rubin	-0-	17,100	(b)	-0-	-0-	-0-	-0-	17,000

Edward M. Bearman	-0-	17,100	(b)	-0-	-0-	-0-	-0-	17,100

Martin A. Grusin	-0-	17,100	(b)	-0-	-0-	-0-	-0-	17,100

(a)

Consists of an award of 20,000 shares of our common stock as a retainer for services on our board of directors. The fair market value of the shares at the time of grant is $1.14, the closing market price on that date.

(b)

Consists of an award of 15,000 shares of our common stock as a retainer for services on our board of directors. The fair market value of the shares at the time of grant is $1.14, the closing market price on that date.

We currently do not pay cash compensation to our directors. Each director receives 15,000 shares of our common stock per year as a retainer for services on our board of directors. In addition, we award the chairman of our audit committee 5,000 additional shares of our common stock per year in consideration for acting in that position. We reimburse our directors for all reasonable expenses related to their attending board and committee meetings. No director has received stock options to date.

In addition, Donald W. Prosser received 10,000 shares of our common stock in consideration for his services on our executive committee. Mary Bowles-Cook received 5,000 shares of our common stock for serving as the secretary of our board during our 2006 fiscal year.

Stock option plans

As of December 31, 2006, we had in place (i) the 2002 Stock Option and Bonus Plan, (ii) the 2003 Stock Option and Stock Bonus Plan, and (iii) the 2004 Stock Option and Appreciation Rights Plan. Our board of directors adopted the 2002 plan as of April 23, 2002 and our shareholders approved it on July 22, 2002; our board of directors adopted the 2003 plan on June 23, 2003; and our board of directors adopted the 2004 plan as of December 14, 2004 and our shareholders approved it on July 29, 2005.

The 2002 plan authorizes issuance of up to 700,000 shares of our common stock, the 2003 plan authorizes issuance of up to 250,000 shares of our common stock and the 2004 plan authorizes issuance of up to 1,000,000 of our common stock. The material terms and provisions of each plan are similar and are set forth below:

Under both the 2002 and 2003 plans, we may grant to our designated employees, officers, directors, advisors and independent contractors incentive stock options, nonqualified stock options and stock. By encouraging stock ownership, we seek to motivate plan participants by allowing them an opportunity to benefit from any increased value of our company which their individual efforts, initiative, and skill help produce. If options granted under either plan expire or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the respective plan.

The compensation committee determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants. Grants may be made to employees, officers, directors and consultants of VCG and its subsidiaries, including any non-employee member of the board of directors. Incentive stock options may be granted only to VCG’s employees. Nonqualified stock options may be granted to employees, officers, directors and consultants. Our compensation committee will determine the exercise price of an option which may be equal to, greater than, or less than the fair market value of a share of common stock at the time of grant; provided that:

(i)	the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant;

(ii)	the exercise price of an incentive stock option granted to an employee who owns more than 10% of our issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant; and

(iii)	the exercise price of a non-qualified stock option must be at a price not less than 85% of the fair market value of the underlying shares of common stock on the date of grant.

The compensation committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of our issued and outstanding common stock may not exceed five years from the date of grant. The compensation committee may accelerate or extend the exercisability of any or all outstanding options at any time for any reason.

The compensation committee determines the number of shares of common stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the compensation committee may determine in its sole discretion. If a participant ceases to be an employee, officer, director or consultant, other than because of retirement, death or disability, the participant will forfeit any stock options or stock rights that are not yet vested, and any stock for which the restrictions are still applicable.

The 2004 plan applies to all grants of stock options and stock appreciation rights granted on or after the date the 2004 plan is approved or adopted by our board of directors unless otherwise indicated.

Under the 2004 plan, we may issue options which will result in the issuance of up to an aggregate of 1,000,000 shares of our common stock. The 2004 plan provides for the grant of options to purchase shares of our common stock which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified stock options. We may grant incentive stock options to our officers, directors (who are also employees) and employees of VCG or any of its subsidiaries as our board of directors may determine from time to time. We may grant non-qualified stock options to our officers, directors, employees and consultants who are not employees of VCG or any of its subsidiaries as our board of directors may determine from time to time. The 2004 plan also provides for grants of stock appreciation rights in connection with the grant of options under the plan. The shares issued under the 2004 plan may be either treasury shares or authorized but unissued shares as our board of directors may determine from time to time.

Options granted under the 2004 plan must be evidenced by a stock option agreement in a form consistent with the provisions of the 2004 plan. Our board of directors determines the number of shares of stock granted to a participant under the 2004 plan and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the compensation committee may determine in its sole discretion.

In the event that employment or service provided by a 2004 plan participant is terminated for cause, any vested or unvested options, rights to any options, or stock appreciation rights of the 2004 plan participant will terminate immediately regardless of whether the option is qualified or non-qualified. In the event a 2004 plan participant is terminated for any reason other than for cause, death or disability, any non-qualified or qualified options, options rights or stock appreciation rights held by the 2004 plan participant may be exercised for three months after termination or at any time prior to the expiration of the of the option, whichever is shorter, but only to the extent vested on the termination date. If a 2004 participant ceases to be an employee, officer, director or consultant, other than because of retirement, death or disability, the participant will forfeit any stock options or stock rights that are not yet vested, and any stock for which the restrictions are still applicable.

The price at which shares of common stock covered by the option can be purchased is determined by our board of directors; provided that:

(i)	the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant; and

(ii)	the exercise price of an incentive stock option granted to an employee who owns more than 10% of our issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant.

Our board of directors determines the term of any option or stock appreciation right which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of our issued and outstanding common stock may not exceed five years from the date of grant. To the extent that an incentive stock option or non-qualified option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the 2004 plan described above, the incentive stock option or non-qualified option will expire as to the then unexercised portion.

To exercise an option, the 2004 plan participant must tender an amount equal to the total option exercise price of the underlying shares and provide written notice of the exercise to the company. The right to purchase shares is cumulative so that once the right to purchase any shares has vested, those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the option.

We believe that under current law the following federal income tax consequences generally would arise with respect to awards under the plans. With respect to awards that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received at the time received. If we grant an award of deferred stock or permit the participant to elect to defer receipt of cash or shares under a plan award, the participant will defer the time he or she becomes subject to income tax, and our right to claim a tax deduction will be likewise deferred. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we generally can claim a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

As of December 31, 2006, there were no options outstanding under our 2002 plan, 2003 plan, or 2004 plan.

Transactions with Related Persons

Board policies regarding transactions with related persons

All material related party transactions after July 2002 have been ratified by the independent directors of our board of directors. The independent directors will review future material related party transactions for fairness and have access, at our expense, to our legal counsel or to independent legal counsel. Prior to acquiring any properties owned by or affiliated with our management, an appraisal or valuation must be conducted by an independent third party and a majority of the independent directors are required to approve any such transaction. In addition, our management is required to present to the company all property acquisition opportunities of which management is or becomes aware and we have a right of first refusal with respect to any such opportunity before members of our management may pursue such opportunities independently.

Lowrie Management has agreed to provide VCG a “first right of refusal” to any nightclub property proposed for acquisition or disposition by Lowrie Management.

Conversions of indebtedness into equity

On November 12, 2004, our wholly-owned subsidiary Glenarm Restaurant LLC issued an aggregate principal amount of $1,250,000 convertible subordinated notes in a private placement transaction. The convertible subordinated notes are secured by collateral owned by Glenarm Restaurant. The notes have a term of two years, bear interest at 12% per year and are convertible into shares of our common stock at a conversion price of $2.00 per share. In addition, for every $250,000 principal amount of the notes purchased, an investor in the private placement received a 5-year warrant to purchase up to 31,250 shares of our common stock at an exercise price of $3.00 per share and a warrant to purchase up to 31,250 shares of our common stock at an exercise price of $4.00 per share. Certain investors obtained the right to invest an additional $1,500,000 of the notes with a conversion price at a premium to the average closing prices for our common stock calculated during the 20 business days immediately prior to the date of the subscription agreement in connection with the private placement. During 2006 and 2005, holders of the notes converted an aggregate principal amount of $532,626 and $109,000 of the notes into 266,314 and 54,500 of our common stock, respectively.

Acquisitions

On June 30, 2004, we acquired the controlling interest in a partnership operating a nightclub known as Penthouse Denver located in Glendale, Colorado from W.C.C. Acquisitions Corporation and Lowrie Management, entities owned and controlled by the chairman of our board of directors and chief executive officer Mr. Lowrie. Specifically, we purchased the 1% general partnership interest from W.C.C. Acquisitions Corporation for 200,000 shares of our unregistered common stock and a 89.5% limited partnership interest from Lowrie Management in exchange for a promissory note in the principal amount of $4,000,000. On June 1, 2006, we replaced the promissory note with a new note issued to Lowrie Management in the principal amount of $4,000,000. The note bears interest at 8.5% per year and we make monthly payments of interest and principal on the note in the amount of $49,594.28. The principal amount outstanding on the note is $3,757,668 as of the date of this proxy statement and was $3,870,154 as of December 31, 2006. During 2006, the largest amount of principal outstanding was $4,000,000 and we paid $129,846 principal and $317,720 interest on the note to Lowrie Management. At the time of the acquisition, Micheal L. Ocello, our president, was a 5% limited partner in the partnership operating the nightclub. We purchased Mr. Ocello’s 5% ownership interest on April 1, 2007 for $220,000. The balance of the partnership interest was and currently is owned by an unrelated third-party.

On December 31, 2006, we acquired the controlling interest in Denver Restaurant Concepts, LP, a partnership operating a nightclub known as PT’s Showclub located in Denver, Colorado from WWC Acquisitions, Inc. and Lowrie Management, entities owned and controlled by Mr. Lowrie. Specifically, we purchased the 1% general partnership interest from WCC Acquisitions for 50,000 shares of our unregistered common stock and a 92% limited partnership interest from Lowrie Management in exchange for a promissory note in the principal amount of $5,500,000. The note bears interest at 8.5% per year and we make monthly payments of interest and principal on the note in the amount of $68,192.13. The principal amount outstanding on the note is $5,381,816 as of the date of this proxy statement. During 2007, the largest amount of principal outstanding was $5,500,000 and we have paid $118,184 principal and $154,585 interest on the note to Lowrie Management to date. Our board of directors is currently reviewing the valuation of the purchased partnership interests and will determine if the price paid was fair or need to be adjusted.

On January 19, 2007 and effective January 1, 2007, we acquired 100% of the outstanding common stock of Kentucky Restaurant Concepts, Inc., a corporation operating a nightclub known as PT’s Showclub located in Louisville, Kentucky, from Mr. Lowrie for $300,000 in cash. We also acquired 100% of the limited partnership interest in Restaurant Concepts of Kentucky LP, which owns the management contract for the operation of PT’s Showclub in Louisville, Kentucky, from various holders of limited partnership interests for 800,000 shares of our unregistered common stock. Of the 800,000 shares, we issued 108,000 shares to Vali Lowrie-Reed who is the sister of Troy H. Lowrie, our Chief Executive Officer and chairman of our board of directors, and 64,000 shares to Ltd. Investment Group LLC, an entity owned and controlled by Mr. Ocello. Kentucky Restaurant Concepts, Inc. is the general partner of Restaurant Concepts of Kentucky and received 8,000 shares of unregistered stock.

On January 31, 2007, we acquired the controlling interest in RCC, LP from Ltd. Investment Group, an entity owned and controlled by Mr. Ocello, and Illinois Acquisitions, Inc. and Lowrie Management, entities owned and controlled by Mr. Lowrie. Specifically, we purchased the 1% general partnership interest from Illinois Acquisitions for 50,000 shares of our unregistered common stock, a 61% limited partnership interest from Lowrie Management for $800,000 in cash and a 6% limited partnership interest from Ltd. Investment Group for $84,000 in cash. We also purchased a 20% limited partnership interest from an unrelated third party for 38,235 shares of our unregistered common stock.

On February 28, 2007, we acquired the controlling interest in Cardinal Management, LP from Illinois Acquisitions and Lowrie Management, entities owned and controlled by Mr. Lowrie. Specifically, we purchased the 1% general partnership interest from Illinois Acquisitions for 50,000 shares of our unregistered common stock, a 56.5% limited partnership interest from Lowrie Management for $300,000 in cash and a 25.5% limited partnership interest from unrelated third parties for $153,000 in cash. The balance of the partnership interest was and currently is owned by an unrelated third-party.

On March 21, 2007 and effective March 1, 2007, we acquired the controlling interest in IRC, LP, a partnership operating a nightclub known as The Penthouse Club St. Louis located in Sauget, Illinois from Ltd. Investment Group, an entity owned and controlled by Mr. Ocello, and Illinois Acquisitions and Lowrie Management, entities owned and controlled by Mr. Lowrie. Specifically, we purchased the 1% general partnership interest from Illinois Acquisitions for 50,000 shares of our unregistered common stock, a 2% limited partnership interest from Ltd. Investment Group for $90,000 in cash and a 87% limited partnership interest from Lowrie Management in exchange for a promissory note in the principal amount of $4,200,000. The note bears interest at 8.5% per year and we make monthly payments of interest and principal on the note in the amount of $52,073.99. The principal amount outstanding on the note is $4,155,194 as of the date of this proxy statement. During 2007, the largest amount of principal outstanding was $4,200,000 and we have paid $44,806 principal and $59,342 interest on the note to Lowrie Management to date. The balance of the partnership interest was and currently is owned by an unrelated third-party.

On March 21, 2007 and effective March 1, 2007, we acquired the controlling interest in MRC, LP from Illinois Acquisitions and Lowrie Management, entities owned and controlled by Mr. Lowrie. Specifically, we purchased the 1% general partnership interest from Illinois Acquisitions for 50,000 shares of our unregistered common stock and a 99% limited partnership interest from Lowrie Management in exchange for a promissory note in the principal amount of $3,200,000. The note bears interest at 8.5% per year and we make monthly payments of interest and principal on the note in the amount of $39,675.42. The principal amount outstanding on the note is $3,165,862 as of the date of this proxy statement. During 2007, the largest amount of principal outstanding was $3,200,000 and we have paid $34,138 principal and $45,213 interest on the note to Lowrie Management to date.

Personal guarantees

Our chief executive officer and chairman of our board of directors, Troy H. Lowrie, personally guarantees the following transactions:

As part of the purchase of a nightclub in Illinois on May 1, 2002, we acquired a 5-year lease on the 9,000 square foot building and land on which the club is located for a base rent of $900,000, which is to be paid in monthly installments of $15,000. Mr. Lowrie has personally guaranteed the lease.

In July 2003, we refinanced the properties on which our Indianapolis and Memphis clubs are located. The $1,440,000 mortgage on the Indianapolis property and a $872,000 mortgage on the Memphis property had a ten-year amortization with a 6% per annum interest rate secured by the properties and the personal guarantees of Mr. Lowrie. We paid both mortgages in full in 2006.

In March 2003, we entered into a Line of Credit and Security Agreement with an unrelated third party whereby we obtained a $1,200,000 revolving line of credit in exchange for a promissory note. The note originally expired in June 2005 but was extended to November 2006 and again to October 2011. In connection with such extensions, we paid down the principal amount of the note, first to $700,000 and most recently to $500,000. The original note initially bore interest at 7.5% per year, which was increased to 8.5% in connection with negotiating the extension of the note in November 2006. We issued the lender 80,000 shares of unregistered common stock in consideration for the loan when entering into the agreement. Mr. Lowrie personally guarantees the loan and the unrelated third party creditor obtained a life insurance policy on Mr. Lowrie’s life in the amount of $1,200,000. We amortize the note over the period ending with the due date.

In December 2004, we refinanced a loan with a third-party lender secured by a promissory note in the principal amount of $890,000, which is collateralized by our equipment and bears interest at 6.5 % annually. The note is due in December 2013. Mr. Lowrie and Lowrie Management collateralize and guarantee this note.

In 2005, we renewed a $850,000 revolving line of credit with a third-party lender. Mr. Lowrie personally guaranteed the loan and the loan was secured by certain cash assets owned by Lowrie Management. We paid the loan in full in 2006.

In 2006 and as a part of paying the “puts” on our Series A preferred stock, we borrowed money on three separate loans from two different third-party lenders in the amounts of $600,000, $500,000 and $300,000. Mr. Lowrie personally guaranteed these loans and the loans were secured by certain cash assets owned by Lowrie Management. We paid these loans in full in 2006.

As a part of the purchase of a nightclub in Denver, Colorado in October 2004, we obtained a loan from a third-party lender in exchange for a seven year 7.065% promissory note in the principal amount of $1,000,000. The note is secured by the equipment and fixtures of the acquired nightclub and is due in October 2011. Mr. Lowrie personally guarantees the note.

As a part of the purchase of a nightclub in Denver, Colorado in October 2006, we obtained a loan from a third-party lender in exchange for a seven-year 9.25% promissory note in the principal amount of $700,000. The note is secured by the equipment and fixtures of the acquired nightclub and is due October 2013. Mr. Lowrie personally guarantees the note.

As part of our plan to refinance our short-term debt into long-term debt, we entered into the following transactions that required the pledging of certain cash assets owned by Lowrie Management as security for the new long-term debt:

(i) A four-year 8.5% promissory note in the principal amount of $2,900,000 payable to a third-party lender. The note is due in May 2010 and we amortize it over ten years.

(ii) A four-year 9.0% promissory note in the amount of $600,000 payable to a third-party lender. The note is due in April 2010 and we amortize it over ten years.

(iii) A 9.0% revolving line of credit in the maximum amount of $1,600,000 extended by a third-party lender. We have not used the line of credit and there is no current outstanding balance. The line of credit is renewable in February 2008.

In June 2006, we refinanced the property on which our Indianapolis club is located. The principal amount of the new loan is $1,500,000 and the loan bears interest at 1% over the prime rate per year. The loan is secured by the property and due in October 2011. Mr. Lowrie personally guarantees the loan.

Trademarks

Club Licensing LLC, owned 99% by Lowrie Management, which in turn is an entity owned and controlled by Mr. Lowrie and 1% by Lowrie Investment Management, Inc., an entity 100% owned by Mr. Lowrie, owns and has registered with the U.S. Patent and Trademark Office the following trademarks: PT’s®, Roxy’s® and Diamond Cabaret®. Club Licensing has granted VCG licenses to use the trademarks. Beginning on September 1, 2006, we pay a monthly fee of $7,000 for the PT’s trademark and $500 for the Roxy’s trademark to Club Licensing. We do not pay any licensing fee for the Diamond Cabaret trademark. Our board of directors has reviewed the fairness of the fees and a majority of our independent directors approved such fees.

Other matters

We lease the building in which the Penthouse Club is located in Glendale, Colorado from Lowrie Management. The lease expires in July 2014 and has three five-year options to extend. We pay an annual rent of $144,000.

We lease the building in which PT’s Showclub is located in Denver, Colorado from Lowrie Management for a term of 10 years. The lease expires in December 2015 and has three five-year options to extend. We pay an annual rent of $180,000.

We lease the building in which PT’s Showclub is located in Louisville, Kentucky from Lowrie Management for a term of 10 years. The lease expires in December 2017 and has three five-year options to extend. We pay an annual rent of $90,000.

Independent Public Accountants

Causey Demgen & Moore, Inc. audited our financial statements for our 2006 and 2005 fiscal years. Causey Demgen & Moore has been our principal accountant since 2002. In addition, Ronald R. Chadwick PC CPA performed acquisition audit work and valuation work in connection with certain acquisitions in 2006 and 2005.

We expect that a representative of Causey Demgen & Moore will be present at the annual meeting and available to respond to appropriate questions from our shareholders. The representative will have an opportunity to make a statement to the shareholders if the representative desires to do so.

The following table set forth fees for professional audit services rendered by Causey Demgen & Moore for our 2006 and 2005 fiscal years:

	2005	2006
Audit	$94,205	$74,000
Audit-Related	$1,303	-0-
Tax	-0-	-0-
All Other	-0-	-0-

Total:	$95,508	$74,000

The following table set forth fees for professional audit services rendered by Ronald R. Chadwick for our 2006 and 2005 fiscal years:

	2005	2006
Audit	-0-	-0-
Audit-Related	-0-	$23,320
Tax	-0-	-0-
All Other	$8,500	$5,500

Total:	$8,500	$29,320

For the fiscal years 2006 and 2005, we incurred aggregate fees for independent audit services as discussed below

Audit fees

Fees for audit services totaled approximately $74,000 in 2006 and approximately $94,205 in 2005. These fees include fees for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports on Form 10-QSB and services in connection with our statutory and regulatory filings.

Audit-related fees

Fees for audit-related services totaled approximately $23,320 in 2006 and approximately $1,303 in 2005. These fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported above under the caption “Audit Fees.” We incurred these fees for services related to acquisition audits and new pronouncement reviews.

Tax fees

We did not incur any tax fees during our 2006 and 2005 fiscal years because we prepared internally VCG’s income tax returns and used internal sources for related services.

All other fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories. The aggregate of all other fees billed for products and services other than the services reported in the other categories herein totaled approximately $5,500 in 2006 and approximately $8,500 in 2005. We incurred these fees for services related to an audit of the impact of a Colorado statutory smoking ban on our clubs and the valuation of our clubs for purposes of determining the need for impairment of the value of the clubs.

Audit committee pre-approval policies and procedures

As set forth in its charter, our audit committee has the sole authority to pre-approve all audit and non-audit services provided by our independent accountants. The audit committee has adopted policies and procedures for the pre-approval of services provided by the independent accountants. The audit committee on an annual basis reviews audit and non-audit services performed by the independent accountants. All audit and non-audit services are pre-approved by the audit committee, which considers, among other things, the possible effect of the performance of such services on the accountants’ independence. All requests for services to be provided by the independent accountants, which must include a description of the services to be rendered and the amount of corresponding fees, are submitted to the chief financial officer. The chief financial officer has the authority to authorize services that fall within the category of services that the audit committee has pre-approved. If there is any question as to whether a request for services falls within the category of services that the audit committee has pre-approved, our chief financial officer will consult with the chairman of the audit committee. The chief financial officer submits requests or applications to provide services that the audit committee has not pre-approved, which must include an affirmation by the chief financial officer and the independent accountants in question that the request or application is consistent with the SEC’s rules on auditor independence, to the audit committee (or its chairman or any of its other members pursuant to delegated authority) for approval.

As permitted under the Sarbanes-Oxley Act of 2002, the audit committee may delegate pre-approval authority to one or more of its members. Any service pre-approved by a delegate must be reported to the audit committee at the next scheduled quarterly meeting.

Our audit committee per-approved all services performed by Causey Demgen & Moore and Ronald R. Chadwick during our 2006 and 2005 fiscal years. The audit committee considered whether the provision of the auditors’ services, other than for the annual audit and quarterly reviews, is compatible with its independence concluded that it is.

PROPOSAL 1

TO ELECT DIRECTORS, EACH TO SERVE SUCH TERM AS SET FORTH HEREIN

OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

There are currently seven positions on VCG’s board of directors. In May 2007 at the planned meeting, our board of directors has on its agenda to amend our bylaws to divide the directors into three classes, one of which includes three directors and two of which include two directors. Starting with our 2008 annual meeting of our shareholders, the director nominees in each class up for election at an annual meeting will be elected for three years and serve until the election and qualification of their successors. However, in the election of directors at the 2007 annual meeting and in order to create a staggered board, the following director nominees are up for election for the following terms:

Edward M. Bearman	One year; eligible for re-election at our 2008 annual meeting

Rand E. Kruger	One year; eligible for re-election at our 2008 annual meeting

Martin A. Grusin	Two years; eligible for re-election at our 2009 annual meeting

Micheal L. Ocello	Two years; eligible for re-election at our 2009 annual meeting

Robert J. McGraw, Jr.	Three years; eligible for re-election at our 2010 annual meeting

Troy H. Lowrie	Three years; eligible for re-election at our 2010 annual meeting

Allan S. Rubin	Three years; eligible for re-election at our 2010 annual meeting

Our board of directors has concluded that the election of Messrs. Lowrie, Ocello, McGraw, Jr., Kruger, Rubin, Grusin and Bearman to our board of directors is in VCG’s best interests and recommends approval of their election. Biographical information concerning the director nominees can be found under the caption “Information about our Directors and Executive Officers.”

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the director nominees. Each director nominee consented to being named in this proxy statement and to serve his term if elected. Although the board of directors does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the 2007 annual meeting, the persons named in the enclosed proxy will vote for the election of any other person the board of directors may choose as a substitute nominee.

Each of the director nominees must receive a plurality of the eligible votes cast in order to be elected. A nominee who received a plurality of the eligible votes cast received more votes than any other nominee for the same director’s seat. Shareholders are not permitted to use cumulative voting in the election of directors. In the event that no other nominations are received, the director nominees will be elected upon receiving one or more votes. So, if you do not vote for the nominee, or you indicate “withhold authority to vote” for the nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

The board of directors unanimously recommends a vote FOR the election of the director nominees.

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PROPOSAL 2

TO RATIFY THE APPOINTMENT OF CAUSEY DEMGEN & MOORE, INC. AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The audit committee of the board of directors has selected Causey Demgen & Moore as VCG’s independent certified public accountants for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of Causey Demgen & Moore for ratification by the shareholders at the 2007 annual meeting of shareholders.

Shareholder ratification of the selection of Causey Demgen & Moore as VCG’s independent certified public accountants is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Causey Demgen & Moore to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the audit committee may reconsider whether or not to retain Causey Demgen & Moore in the future. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent certified public accounting firm at any time during the year if the audit committee determines that such a change would be in VCG’s best interest.

Ratification of the selection of Causey Demgen & Moore as VCG’s independent certified public accountants will be approved if the votes cast favoring Proposal 2 exceed the votes cast against it at the annual meeting at which a quorum is present and voting, in person or by proxy.

The board of directors unanimously recommends a vote FOR the ratification of the appointment of Causey Demgen & Moore as our independent certified public accountants for the fiscal year ending December 31, 2007.

PROPOSAL 3

TO RATIFY OUR FEBRUARY 2, 2007 PRIVATE PLACEMENT IN WHICH WE

ISSUED 3,000,000 SHARES OF OUR COMMON STOCK AT A PRICE BELOW THE

THEN MARKET VALUE OF OUR COMMON STOCK REPRESENTING MORE THAN

20% OF OUR OUTSTANDING SHARES OF COMMON STOCK

We seek shareholder ratification of a private placement completed on February 2, 2007. In the private placement, we issued and sold 3,000,000 shares of unregistered common stock at a price of $7.10 per share for gross proceeds of $21,300,000. The shares sold represented 22.18% of our outstanding common stock on the closing date of the private placement. To date, we have used $11,100,000 for the acquisition of a nightclub in Raleigh, North Carolina and $900,000 to pay-off of the capital lease on a building in Brooklyn, Illinois. We expect to use $7,000,000 for the purchase of a nightclub in Minneapolis, Minnesota and the balance for future unidentified acquisitions.

We offered and sold the common stock pursuant to exemptions from the registration requirements of the Securities Act and Rule 506 of Regulation D promulgated thereunder. We made all of the offers and sales of the common stock exclusively to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering insofar as the purchasers in the private placement purchased the securities for their own account and not with a view towards or for resale in connection with their distribution. We did not conduct any general solicitation or advertising of the private placement.

Pursuant to the terms of the private placement, we agreed to prepare and file, at our own expense, a registration statement under the Securities Act with the SEC to register the resale of the common stock issued in the private placement through the AMEX. We agreed to file the registration statement within 30 days of the closing date, to become effective within 90 days thereof, or, if earlier, within five business days of receiving SEC clearance to request acceleration of effectiveness of the registration statement. We filed the registration statement on March 1, 2007 and the SEC declared it effective on April 10, 2007. We also agreed to maintain the effectiveness of the registration statement or any post-effective amendment thereto until the earlier of (i) the date that all of the shares of common stock issued in the private placement have been sold pursuant to the registration statement, (ii) the date that all of the shares of common stock issued in the private placement have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and we have delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iii) the date that all of the shares of common stock issued in the private placement may be sold without volume or manner of sale limitations pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect under the Securities Act. In the event that we do not maintain the registration statement effective during the time period agreed upon, then we are required to pay the investors (pro rated on a daily basis) 0.5% of the purchase price of the common stock purchased and then held by the investors for each month (or portion thereof) until the registration statement is effective.

We are seeking shareholder ratification of the private placement pursuant to the AMEX corporate governance requirements. Specifically, Section 713 of the AMEX Company Guide requires shareholder approval of a transaction involving the sale, issuance or potential issuance of an AMEX listed company’s common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding common stock of the company for less than the greater of book or market value of the stock. On the closing date of the private placement, February 2, 2007, we had 13,526,998 shares of common stock issued and outstanding and the last sales price of our common stock was $8.76. The 3,000,000 shares of our common stock that we issued in the private placement therefore represented approximately 22.18% of our then outstanding common stock and was sold at less than the greater of book or market value of our common stock. Accordingly, we should have sought and obtained shareholder approval prior to the closing of the private placement.

Due to the fact that we sold the shares issued in the private placement for less than the then current market value of our common stock and the issued shares represented more than 20% of our shares of common stock outstanding at the time, the private placement was dilutive to our existing shareholders. Furthermore, the private placement could reduce the per share amounts available to our shareholders upon a liquidation of the company, if that should occur.

Proposal 3 must be approved by the affirmative vote of the holders of a majority of the votes at the 2007 annual meeting at which a quorum is present and voting, in person or by proxy. If this proposal is not approved, the shares issued in the private placement may not be approved for listing on the AMEX and we may be de-listed from the AMEX for our failure to comply with the AMEX’s continued listing standard.

The board of directors unanimously recommends a vote FOR the proposal to ratify our February 2, 2007 private placement in which we issued 3,000,000 shares of our common stock at a price below the then market value of our common stock representing more than 20% of our outstanding shares of common stock.

Other Business

Our board of directors does not intend to bring any other matters before the annual meeting, nor does the board know of any matters that other persons intend to bring before the annual meeting. If, however, other matters not mentioned in this proxy statement properly come before the annual meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of our board of directors.

General Information

Next annual meeting of shareholders

We presently intend to hold our next annual meeting on or about June 15, 2008. A proxy statement and notice of our 2008 annual meeting will be mailed to all shareholders approximately a month prior to that date. Proposals for our 2008 annual meeting to be included in our proxy statement for that annual meeting of shareholders must be received at our principal executive offices located in Lakewood, CO no later than 120 days prior to the first anniversary of the date on which we released this proxy statement for our 2007 annual meeting to our shareholders; provided, however, that in the event that the date of our 2008 annual meeting is advanced by more than 30 days from the date of our 2007 annual meeting, we must receive shareholder proposals no later than the close of business on the tenth day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the time periods set forth above will be considered untimely and will not be included in the proxy statement for our 2008 annual meeting. Shareholder proposals must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our bylaws. A copy of the relevant bylaw provisions containing the requirements for making shareholder proposals may be obtained by contacting our corporate secretary at our principal executive offices located at 390 Union Boulevard, Suite 540, Lakewood, CO 80228.

Householding

We will be “householding” our proxy materials. This means that only one copy of this proxy statement, the 2006 annual report to shareholders and the annual report on Form 10-KSB may have been sent to you and the other shareholders who share your address. Householding is designed to reduce the volume of duplicate information that shareholders receive and reduce VCG’s printing and mailing expenses.

If your household has received only one copy of these materials, and you would prefer to receive separate copies of these documents, either now or in the future, please call or write to us at (303) 934-2424 or 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

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Report on Form 10-KSB

VCG’s 2006 annual report to shareholders and annual report on Form 10-KSB for the year ended December 31, 2006 (without exhibits) are enclosed. Additional copies may be obtained without charge upon request made to VCG Holding Corp., 390 Union Boulevard, Suite 540, Lakewood, CO 80228, Attention: Corporate Secretary.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

VCG HOLDING CORP.

By:	/s/ Mary Bowles-Cook
Secretary

Appendix A

VCG HOLDING CORP.

COMPENSATION COMMITTEE CHARTER

(as amended, restated, and adopted by the

Compensation Committee and Board of Directors on December 6, 2004)

1.0 Purpose

The Compensation Committee of VCG Holding Corp. shall discharge the Board of Director’s responsibilities relating to compensation of the corporation’s directors and executive officers. The Committee shall have overall responsibility for approving and evaluating the compensation plans, policies and programs of the corporation. To that end, the Committee shall have the responsibility, power and authority to set the compensation and benefits of elected officers and senior executives, determine distributions and grant awards under and administer the corporation’s various stock option and other incentive plans, and assume responsibility for all matters related to all of the foregoing. If required pursuant to Securities and Exchange Commission rules, the Committee shall be responsible for producing an annual report on executive compensation for inclusion in the corporation’s proxy statement.

2.0 Committee Membership

The Committee shall consist of such number of directors as may be designated from time to time by the Board, each of whom shall be independent of the management of the corporation and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members.

Members of the Committee should be considered independent if they have no relationship to the corporation which may interfere with the exercise of their independent judgment. One director who has such a relationship which could interfere with the exercise of their independent judgment, and who is not a current employee or an immediate family member of a current employee, may be appointed to the Committee, if the Board under exceptional and limited circumstances determines that membership on the Committee by the individual is required by the best interest of the corporation and its shareholders, and the Board discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

The following are examples of relationships which members of the Committee may have which may interfere with the exercise of their independence from management and the corporation:

1.	A director being employed by the corporation or any of its affiliates for the current year or any of the past three years, other than prior employment as an interim Chairman of the Board or CEO;

2.	A director or immediate family member of the director accepting any compensation in excess of $60,000 from the corporation or any of its affiliates other than compensation set forth under Section 121A(b)(1)-(9) of the AMEX Company Guide;

3.	A director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer;

4.	A director being a partner in, or a controlling shareholder or an executive officer of, any for profit business organization to which the corporation made, or from the which the corporation received payments that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

5.	A director or immediate family member of such director being employed as an executive of another company where during the most recent three fiscal years any of the corporation’s executives served on that company’s compensation committee.

6.	A director who is, or has an immediate family member who is, a current partner of the corporation’s outside auditor, or was a partner or employee of the corporation’s outside auditor who worked on the corporation’s audit at any time during any of the past three years.

The members of the Committee shall be appointed by the Board and may be replaced by the Board.

3.0 Compensation Policy

The Board believes that compensation of employees should be fair to both employees and shareholders, externally competitive, and designed to align very closely the interests of employees with those of the shareholders.

The corporation’s executive compensation program is designed to attract, motivate, reward and retain superior management talent. The Committee places heavy emphasis on pay for performance. The Committee believes substantial portions of total compensation should be at risk. Likewise, outstanding performance should lead to substantial increases in compensation.

4.0 Committee Duties and Responsibilities

4.1 Chief Executive Officer Compensation. The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and approve the CEO’s compensation level based on this evaluation, subject to any employment contract that may be in effect. In determining the long-term incentive component of CEO compensation, the Committee should consider the corporation’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and such other factors as the Committee may consider relevant. During voting or deliberations in connection with the CEO’s compensation, the CEO may not be present.

4.2 Compensation of Directors and Senior Executives. The Committee shall periodically review and make recommendations to the Board with respect to the compensation of directors, including Board and committee retainers, meeting fees, equity-based compensation, and such other forms of compensation as the Committee may consider appropriate. The Committee shall annually review and approve for the senior executives of the corporation (a) the annual base salary, (b) the annual incentive bonus, (c) the long-term incentive award, (d) employment agreements, severance arrangements, and change in control agreements or provisions, in each case as, when and if appropriate, and (e) any supplemental or special benefits. The structure of management compensation should link the interests of management, both individually and as a team, to the interests of shareholders and management compensation packages should be designed to create a commensurate level of risk and opportunity based on business and individual performance. The Committee shall make recommendations to the Board concerning incentive compensation plans and equity-based plans. Shareholders must be given the opportunity to vote on equity-compensation plans, as well as material revisions to the terms of such plans, whenever a shareholder vote is required under the listing standards of the American Stock Exchange, or such other exchange as the securities of the corporation may be listed.

4.3 Overall Compensation Structure. In addition to reviewing and setting compensation for management, the Committee should, from time to time, review broadly the overall compensation structure for employees. In doing so, the Committee should bear in mind that incentives are industry dependent and are different for different categories of employees.

4.4 Subcommittees. The Committee may form, and delegate authority to, subcommittees when appropriate.

4.5 Reporting to the Board. The Committee shall make regular reports to the Board.

4.6 Consultants. The Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of director, CEO or senior executive compensation or on any other subject relevant to the Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.

4.7 Annual Evaluation. The Committee shall conduct an annual evaluation of the Committee’s performance as compared to the requirements of its Charter. The Committee shall participate with the corporation’s nominating committee in oversight of the annual evaluation process for the Board and management.

4.8 The Committee Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any propo

PROXY

ANNUAL MEETING OF SHAREHOLDERS

OF

VCG HOLDING CORP.

JUNE     , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Troy H. Lowrie and Donald W. Prosser and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the annual meeting of shareholders of VCG Holding Corp. to be held on June     , 2007 at 10:00 a.m. local time at 390 Union Boulevard, Suite 540, Lakewood, CO 80228, or at any adjournment thereof, upon the matters set forth in the proxy statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.	TO ELECT DIRECTORS, EACH TO SERVE SUCH TERM AS SET FORTH IN THE PROXY STATEMENT OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.

☐	FOR THE NOMINEES LISTED BELOW
☐	WITHHOLD AUTHORITY to vote for the nominee listed below
☐	FOR ALL EXCEPT (See instructions below)

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here:
	¡ Troy H. Lowrie	¡ Micheal L. Ocello	¡ Martin A. Grusin
	¡ Robert J. McGraw, Jr.	¡ Rand E. Kruger
	¡ Allan S. Rubin	¡ Edward M. Bearman

2.	TO RATIFY THE APPOINTMENT OF CAUSEY DEMGEN & MOORE, INC. AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO RATIFY OUR FEBRUARY 2, 2007 PRIVATE PLACEMENT IN WHICH WE ISSUED 3,000,000 SHARES OF OUR COMMON STOCK AT A PRICE BELOW THE THEN MARKET VALUE OF OUR COMMON STOCK REPRESENTING MORE THAN 20% OF OUR OUTSTANDING SHARES OF COMMON STOCK.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Dated:
Signature
Dated:
Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.